Exhibit 99.1

PRESS RELEASE	CONTACT:
WILLIAMS-SONOMA, INC.	Julie P. Whalen
3250 Van Ness Avenue	EVP, Chief Financial Officer
San Francisco, CA 94109	(415) 616-8524

Stephen C. Nelson
VP, Investor Relations
(415) 616-8754

Gabrielle L. Rabinovitch
Director, Investor Relations
(415) 616-7727

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Announces First Quarter 2013 Results

GAAP EPS Increases 33% to $0.40, Non-GAAP EPS Increases 21% to $0.41

Raises Financial Guidance for Fiscal Year 2013

San Francisco, CA, May 23, 2013 -- Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the 13 weeks ended May 5, 2013 (“Q1 13”) versus the 13 weeks ended April 29, 2012 (“Q1 12”).

Q1 13 Results

—	Net revenues grew 8.6% to $888 million versus $818 million in Q1 12 with comparable brand revenue growth of 7.2%.
—	Operating margin increased to 7.2% from 6.0% in Q1 12. Excluding unusual business events, non-GAAP operating margin increased to 7.5% from 6.9% in Q1 12 (see Exhibit 1).
—	Diluted earnings per share (“EPS”) grew 33% to $0.40. Excluding unusual business events, non-GAAP EPS increased 21% to $0.41 (see Exhibit 1).
—	Cash returned to stockholders totaled $63 million comprising $41 million in stock repurchases and $22 million in dividends.

Laura Alber, President and Chief Executive Officer commented, “Our first quarter 2013 financial results represent our best first quarter in the company’s history, exceeding our expectations for both operating margin and diluted EPS, on revenue growth of 9%. We delivered these results while simultaneously investing in our future growth strategies.”

Alber continued, “Based on our results to date and our continued confidence in the full year, we are raising our FY 2013 revenues to a range of $4.22 billion to $4.30 billion and our non-GAAP EPS to a range of $2.67 to $2.77.”

Alber remarked, “In the first quarter, we reached an important new milestone with the launch of our first company-owned stores and e-commerce sites in Australia. We also announced today our further global expansion into the United Kingdom later this year, and we are excited about the opportunities we see to grow our brands globally.”

Comparable brand revenue growth in Q1 13 increased 7.2% on top of 5.4% in Q1 12 as shown in the table below:

First Quarter Comparable Brand Revenue Growth by Concept*

	Q1 13	Q1 12
Pottery Barn	7.6%	9.1%
Williams-Sonoma	1.9%	(4.3%)
Pottery Barn Kids	6.9%	(0.8%)
West Elm	11.8%	22.1%
PBteen	16.1%	(6.0%)
Total	7.2%	5.4%
* See the company’s 10-K and 10-Q filings for the definition of comparable brand revenue growth.

Direct-to-customer (“DTC”) net revenues in Q1 13 increased 11.9% to $419 million from $374 million in Q1 12 with increases across all brands. This growth was primarily led by Pottery Barn, West Elm, Williams-Sonoma and Pottery Barn Kids. DTC net revenues generated 47% of total company net revenues in Q1 13 versus 46% in Q1 12.

Retail net revenues in Q1 13 increased 5.8% to $469 million from $443 million in Q1 12, driven primarily by our international franchise operations, Pottery Barn and West Elm, partially offset by a decrease in Williams-Sonoma. Including six net new stores within Q1 13, retail leased square footage increased 2.0% from the end of Q1 12.

Operating margin, including unusual business events, in Q1 13 was 7.2% versus 6.0% in Q1 12. Excluding unusual business events, non-GAAP operating margin in Q1 13 was 7.5% versus 6.9% last year:

—	Gross margin decreased 20 basis points to 37.6% from 37.8% in Q1 12.

—	Selling, general and administrative (“SG&A”) expenses were $270 million or 30.5% of net revenues versus $260 million or 31.8% in Q1 12. Excluding the 40 basis point impact related to unusual business events in Q1 13 and the 90 basis point impact related to unusual business events in Q1 12, non-GAAP SG&A expenses were $267 million or 30.1% in Q1 13 versus $253 million or 30.9% in Q1 12.

EPS in Q1 13 increased 33% to $0.40 from $0.30 in Q1 12. Excluding unusual business events, non-GAAP EPS in Q1 13 increased 21% to $0.41 from $0.34 in Q1 12.

Merchandise inventories at the end of Q1 13 increased 12.8% to $662 million versus $586 million at the end of Q1 12.

STOCK REPURCHASE PROGRAM

During Q1 13, we repurchased 800,882 shares of common stock at an average cost of $51.41 per share and a total cost of approximately $41 million. As of May 5, 2013, there was $709 million remaining under the three-year $750 million stock repurchase program announced in March 2013.

FY 13 FINANCIAL GUIDANCE

—	Second Quarter 2013 Guidance (13 weeks)

—	Net revenues in the second quarter of fiscal 2013 (“Q2 13”) are expected to be in the range of $920 million to $940 million.
—	Comparable brand revenue growth in Q2 13 is expected to be in the range of 4% to 6%.
—	Diluted EPS in Q2 13 is expected to be in the range of $0.43 to $0.46.

—	Fiscal Year 2013 Guidance (52 weeks)

FY 13 GUID
Total Net Revenues (millions)	$4,220 - $4,300
Comparable Brand Revenue Growth (52-week vs. 52-week)	4 - 6%
Operating Margin	10.0 - 10.3%
Diluted EPS	$2.67 - $2.77
Income Tax Rate	38.2 - 38.6%
Capital Spending (millions)	$200 - $220
Depreciation and Amortization (millions)	$150 - $160

—	Fiscal Year 2013 Store Opening and Closing Guidance by Retail Concept

	FY 12 ACT	FY 13 GUID
Retail Concept	Total	New	Close	End
Williams-Sonoma	253	7	(15)	245
Pottery Barn	192	6	(4)	194
Pottery Barn Kids	84	4	(5)	83
West Elm	48	11	(1)	58
Rejuvenation	4	-	-	4
Total	581	28	(25)	584

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, May 23, 2013, at 2:00 P.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via live webcast and can be accessed at www.williams-sonomainc.com/webcast. A replay of the webcast will be available at www.williams-sonomainc.com/webcast.

SEC REGULATION G -- NON-GAAP INFORMATION

This press release includes non-GAAP SG&A, operating margin and diluted EPS. These non-GAAP financial measures exclude the impact of employee separation charges. We have reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in the text of this release and in Exhibit 1. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly diluted EPS actual results and FY 13 guidance on a comparable basis with our quarterly and FY 12 results. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our growth potential; our growth strategies; our global expansion; our future financial guidance, including Q2 13 and fiscal year 2013 guidance; our three year stock repurchase program; our proposed store openings and closures; and our beliefs regarding non-GAAP financial measures.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: accounting adjustments as we close our books for Q1 13; recent changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 3, 2013 and all subsequent current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing eight distinct merchandise strategies – Williams-Sonoma (cookware and wedding registry), Pottery Barn (furniture and wedding registry), Pottery Barn Kids (kids’ furniture and baby registry), PBteen (girls’ bedding and boys’ bedding), West Elm (modern furniture and room decor), Williams-Sonoma Home (luxury furniture and decorative accessories), Rejuvenation (lighting and hardware) and Mark and Graham (personalized gifts and gifts for the home) – are marketed through e-commerce websites, direct mail catalogs and 587 stores. Williams-Sonoma, Inc. currently operates in the United States, Canada and Australia, offers international shipping to customers worldwide, and has an unaffiliated franchisee that operates 24 stores in the Middle East.

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

THIRTEEN WEEKS ENDED MAY 5, 2013 AND APRIL 29, 2012

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	FIRST QUARTER

	2013		2012
	(13 Weeks)		(13 Weeks)

		% of		% of
	$	Revenues	$	Revenues

Direct-to-customer net revenues	$419,084	47.2%	$374,407	45.8%
Retail net revenues	468,724	52.8	443,207	54.2

Net revenues	887,808	100.0	817,614	100.0
Cost of goods sold	553,623	62.4	508,348	62.2

Gross margin	334,185	37.6	309,266	37.8
Selling, general and administrative expenses	270,402	30.5	259,943	31.8

Operating income	63,783	7.2	49,323	6.0
Interest (income), net	(189)	-	(191)	-

Earnings before income taxes	63,972	7.2	49,514	6.1
Income taxes	24,506	2.8	18,798	2.3

Net earnings	$39,466	4.4%	$30,716	3.8%

Earnings per share:
Basic	$0.40		$0.31
Diluted	$0.40		$0.30
Shares used in calculation of earnings per share:
Basic	97,704		100,172
Diluted	99,515		101,956

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(DOLLARS IN THOUSANDS)

	May 5,	February 3,	April 29,
	2013	2013	2012
Assets
Current assets
Cash and cash equivalents	$252,536	$424,555	$376,464
Restricted cash	16,061	16,055	14,737
Accounts receivable, net	60,667	62,985	47,688
Merchandise inventories, net	661,541	640,024	586,270
Prepaid catalog expenses	36,407	37,231	34,308
Prepaid expenses	52,695	26,339	32,975
Deferred income taxes, net	99,739	99,764	91,774
Other assets	9,434	9,819	8,606

Total current assets	1,189,080	1,316,772	1,192,822

Property and equipment, net	817,249	812,037	726,133
Non-current deferred income taxes, net	10,738	12,398	11,764
Other assets, net	46,152	46,472	38,847

Total assets	$2,063,219	$2,187,679	$1,969,566

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$211,086	$259,162	$189,660
Accrued salaries, benefits and other	84,886	120,632	77,732
Customer deposits	222,018	207,415	197,347
Income taxes payable	13,377	41,849	30,805
Current portion of long-term debt	1,696	1,724	1,652
Other liabilities	27,207	26,345	23,510

Total current liabilities	560,270	657,127	520,706

Deferred rent and lease incentives	172,312	171,198	179,064
Long-term debt	3,753	3,753	5,450
Other long-term obligations	44,666	46,463	48,112

Total liabilities	781,001	878,541	753,332

Stockholders’ equity	1,282,218	1,309,138	1,216,234

Total liabilities and stockholders’ equity	$2,063,219	$2,187,679	$1,969,566

ADDITIONAL INFORMATION

						Average Leased Square
	Store Count					Footage Per Store
	February 3,			May 5,	April 29,	May 5,	April 29,
Retail Concept	2013	Openings	Closings	2013	2012	2013	2012
Williams-Sonoma	253	4	(3)	254	259	6,600	6,500
Pottery Barn	192	4	(1)	195	193	13,800	13,900
Pottery Barn Kids	84	2	(1)	85	82	8,100	8,200
West Elm	48	1	-	49	38	14,800	16,600
Rejuvenation	4	-	-	4	3	13,200	17,200

Total	581	11	(5)	587	575	9,900	10,000

	Total Store Square Footage
	February 3,	May 5,	April 29,
	2013	2013	2012
Total store selling square footage	3,548,000	3,586,000	3,522,000
Total store leased square footage	5,778,000	5,840,000	5,725,000

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

THIRTEEN WEEKS ENDED MAY 5, 2013 AND APRIL 29, 2012

(DOLLARS IN THOUSANDS)

	YEAR-TO-DATE
	2013	2012
	(13 Weeks)	(13 Weeks)
Cash flows from operating activities
Net earnings	$ 39,466	$ 30,716

Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	36,609	32,794
Loss on sale/disposal of assets	360	362
Amortization of deferred lease incentives	(6,353)	(6,563)
Deferred income taxes	(3,431)	(3,172)
Tax benefit from exercise of stock-based awards	9,186	7,668
Excess tax benefit from exercise of stock-based awards	(4,047)	(4,152)
Stock-based compensation expense	8,991	7,993
Changes in:
Accounts receivable	1,512	(1,627)
Merchandise inventories	(21,537)	(32,571)
Prepaid catalog expenses	824	(14)
Prepaid expenses and other assets	(25,863)	(9,695)
Accounts payable	(52,345)	(25,317)
Accrued salaries, benefits and other current and long-term liabilities	(37,028)	(36,135)
Customer deposits	14,691	6,827
Deferred rent and lease incentives	7,613	3,783
Income taxes payable	(28,470)	8,366

Net cash used in operating activities	(59,822)	(20,737)

Cash flows from investing activities:
Purchases of property and equipment	(47,444)	(27,819)
Proceeds from insurance reimbursement	760	-
Other	26	34

Net cash used in investing activities	(46,658)	(27,785)

Cash flows from financing activities:
Repurchase of common stock	(41,174)	(61,733)
Payment of dividends	(21,985)	(22,136)
Repayments of long-term obligations	(28)	(171)
Proceeds from exercise of stock-based awards	3,767	8,275
Tax withholdings related to stock-based awards	(9,384)	(6,866)
Excess tax benefit from exercise of stock-based awards	4,047	4,152

Net cash used in financing activities	(64,757)	(78,479)

Effect of exchange rates on cash and cash equivalents	(782)	708
Net decrease in cash and cash equivalents	(172,019)	(126,293)
Cash and cash equivalents at beginning of period	424,555	502,757

Cash and cash equivalents at end of period	$ 252,536	$ 376,464

Exhibit 1

Reconciliation of Q1 13 and Q1 12 Actual GAAP to Non-GAAP

Operating Margin By Segment*

(Dollars in thousands)

	DTC		RETAIL		UNALLOCATED		TOTAL
	Q1 13	Q1 12	Q1 13	Q1 12	Q1 13	Q1 12	Q1 13	Q1 12
Net Revenues	$419,084	$374,407	$468,724	$443,207	$-	$-	$887,808	$817,614
GAAP Operating Income/(Expense)	95,941	77,955	34,016	34,353	(66,174)	(62,985)	63,783	49,323
GAAP Operating Margin	22.9%	20.8%	7.3%	7.8%	(7.5%)	(7.7%)	7.2%	6.0%
Unusual Business Events (Notes 1 and 2)	-	-	-	-	2,936	6,990	2,936	6,990
Non-GAAP Operating Income/(Expense) Excluding Unusual Business Events	$95,941	$77,955	$34,016	$34,353	$(63,238)	$(55,995)	$66,719	$56,313
Non-GAAP Operating Margin (Note 3)	22.9%	20.8%	7.3%	7.8%	(7.1%)	(6.8%)	7.5%	6.9%
*	See the company’s 10-K and 10-Q filings for additional information on segment reporting and for the definition of Operating Income/(Expense) and Operating Margin.

Reconciliation of FY 13 Guidance and FY 12 Actual GAAP to Non-GAAP

Diluted Earnings Per Share*

(Totals rounded to the nearest cent per diluted share)

	Q1 13 ACT (13 Weeks)	Q2 13 GUID (13 Weeks)	FY 13 GUID (52 Weeks)
2013 GAAP Diluted EPS	$0.40	$0.43 - $0.46	$2.66 - $2.76
Impact of Employee Separation Charges (Note 1)	$0.02	-	$0.02
2013 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 3)**	$0.41	$0.43 - $0.46	$2.67 - $2.77

	Q1 12 ACT (13 Weeks)	Q2 12 ACT (13 Weeks)	FY 12 ACT (53 Weeks)
2012 GAAP Diluted EPS	$0.30	$0.43	$2.54
Impact of Employee Separation Charges (Note 2)	$0.04	-	$0.04
2012 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 3)	$0.34	$0.43	$2.58

*	Due to the differences between quarterly share counts and the effect of quarterly rounding to the nearest cent per diluted share, the year-to-date calculation of GAAP and non-GAAP diluted EPS may not equal the sum of the quarters.

**	Due to rounding to the nearest cent per diluted share, totals may not equal the sum of the line items in the table above.

Note 1:	Impact of Employee Separation Charges – During Q1 13, we incurred charges of approximately $0.02 per diluted share associated with the previously announced retirement of the former President of the Williams-Sonoma brand. These charges were recorded within the unallocated segment.

Note 2:	Impact of Employee Separation Charges – During Q1 12 and FY 12, we incurred charges of approximately $0.04 per diluted share primarily associated with the previously announced retirement of our former Executive Vice President, Chief Operating and Chief Financial Officer. These charges were recorded within the unallocated segment.

Note 3:	SEC Regulation G – Non-GAAP Information – These tables include non-GAAP financial measures, Non-GAAP Operating Margin and Diluted EPS Excluding Unusual Business Events. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly and FY 13 operating margin and diluted EPS actual results and guidance on a comparable basis with our quarterly and FY 12 actual results. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.